Exhibit 23.3

KPMG LLP

811 Main Street

Houston, TX 77002

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2025, with respect to the consolidated financial statements of Sitio Royalties Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Houston, Texas

August 19, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.